================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            ------------------------
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [ ] Preliminary Proxy Statement

     [ ] Confidential, For Use of Commission Only (as permitted by Rule
         14a-6(e)(2))

     [x] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to 'SS' 240.14a-11(c) or 'SS' 240.14a-12

                                 CD RADIO INC.
                 (NAME OF REGISTRANT SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

                            ------------------------

Payment of Filing Fee:
(Check the appropriate box)

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

       1) Title of each class of securities to which transaction applies:

          ______________________________________________________________________

       2) Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ______________________________________________________________________

       4) Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

       5) Total fee paid:

          ______________________________________________________________________

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       1) Amount Previously Paid: ________________________

       2) Form, Schedule or Registration Statement No.: ________________________

       3) Filing Party: ________________________

       4) Date Filed: ________________________

================================================================================

                                 CD RADIO INC.
                        SIXTH FLOOR, 2175 K STREET, N.W.
                             WASHINGTON, D.C. 20037

                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 20, 1998
                            ------------------------

To Our Stockholders:

     The Annual Meeting of the Stockholders of CD Radio Inc., a Delaware corporation ('CD Radio' or the 'Company'), will be held at The Grand Hyatt Hotel, Ballroom E, Park Avenue at Grand Central, New York, New York 10017 on Monday, April 20, 1998 at 10:30 a.m., to consider and vote on the following matters described in this notice and the accompanying Proxy Statement:

          1. To elect directors to hold office until the next Annual Meeting of the Stockholders.

          2. To approve amendments to the Company's 1994 Stock Option Plan and 1994 Directors' Nonqualified Stock Option Plan pursuant to which the aggregate number of shares of Common Stock reserved for issuance under such plans will be increased by 1,500,000 shares.

          3. To ratify the appointment of Coopers & Lybrand LLP as independent accountants for the Company for the fiscal year ended December 31, 1998.

          4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 2, 1998 as the record date for determination of stockholders entitled to vote at the Annual Meeting, or any adjournments thereof, and only record holders of Common Stock at the close of business on that day will be entitled to vote.

     In accordance with Delaware law, a list of CD Radio stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company, Sixth Floor, 2175 K Street, N.W., Washington, D.C. 20037 and at the offices of Lawrence F. Gilberti, Fischbein Badillo Wagner Harding, 909 Third Avenue, New York, New York 10022 for ten days prior to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., and at the meeting.

     TO ASSURE REPRESENTATION AT THE ANNUAL MEETING, STOCKHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. Any stockholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.

     If you do plan to attend the Annual Meeting in person, we would appreciate your response by indicating at the appropriate place on the proxy card enclosed.

                                          By Order of the Board of Directors,

                                          /s/ LAWRENCE F. GILBERTI

                                          LAWRENCE F. GILBERTI
                                          Secretary

New York, New York
March 25, 1998

                                 CD RADIO INC.
                        SIXTH FLOOR, 2175 K STREET, N.W.
                             WASHINGTON, D.C. 20037

                   ------------------------------------------
                                PROXY STATEMENT
                   ------------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          MEETING DATE: APRIL 20, 1998

     This Proxy Statement is being sent on or about March 25, 1998 in connection with the solicitation of proxies by the Board of Directors of CD Radio Inc., a Delaware corporation ('CD Radio' or the 'Company'). The proxies are for use at the Annual Meeting of the Stockholders of the Company (the 'Annual Meeting'), which will be held at The Grand Hyatt Hotel, Ballroom E, Park Avenue at Grand Central, New York, New York 10017 on Monday, April 20, 1998 at 10:30 a.m., and at any adjournment thereof (the 'Annual Meeting'). The record date for the Annual Meeting is the close of business on March 2, 1998 (the 'Record Date'). Only holders of record of the Company's Common Stock, $0.001 par value per share (the 'Common Stock'), on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournment thereof.

     A proxy card is enclosed. Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy card as promptly as possible, in the postage-prepaid envelope provided, to ensure that your shares will be voted at the Annual Meeting. Any stockholder who returns a proxy in such form has the power to revoke it at any time prior to its effective use by filing an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of the Company or by attending the Annual Meeting and voting in person. Unless contrary instructions are given, any such proxy, if not revoked, will be voted at the Annual Meeting for (i) the nominees for election as directors as set forth in this Proxy Statement, (ii) the proposal to approve the amendments to the Company's 1994 Stock Option Plan (the '1994 Plan') and 1994 Directors' Nonqualified Stock Option Plan (the 'Directors' Plan'), pursuant to which the Company will reserve a total of 1,500,000 shares of Common Stock for issuance under such plans, (iii) the ratification of the appointment of Coopers & Lybrand LLP as independent accountants for the Company and (iv) with regard to all other matters which may properly come before the Annual Meeting, for or against such matters as recommended by the Board of Directors, in its discretion.

     An Annual Report to the Stockholders is being distributed concurrently to stockholders of record as of the Record Date. The date of this Proxy Statement is the approximate date on which the Proxy Statement and form of proxy were first sent or given to stockholders.

                      VOTING SECURITIES AND VOTES REQUIRED

     At the Record Date, there were 16,048,691 shares of Common Stock outstanding. The presence, either in person or by proxy, of persons entitled to vote not less than one-third of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum, but are not considered as having voted for purposes of determining the outcome of a vote. No other voting securities of the Company were outstanding at the Record Date. Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting. Each director will be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting. The amendments to the 1994 Plan and Directors' Plan and the ratification of the appointment of the independent accountants must be approved by a majority vote of the stockholders present in person or represented by proxy at the Annual Meeting.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of December 31, 1997 of (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company and (iv) all directors and officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                                          NUMBER OF SHARES        PERCENT OF TOTAL
                         NAMES AND ADDRESS OF                             OF COMMON STOCK         OF COMMON STOCK
                 BENEFICIAL OWNER OF COMMON STOCK(1)                     BENEFICIALLY OWNED    BENEFICIALLY OWNED(2)
----------------------------------------------------------------------   ------------------    ----------------------
Directors, Executive Officers and 5% Stockholders
David Margolese(3) ...................................................        5,134,500                 30.7%
  c/o CD Radio Inc.
  Sixth Floor
  2175 K Street, N.W.
  Washington, D.C. 20037
Darlene Friedland(4) .................................................        2,834,500                 17.7
  1210 Wolseley Road
  Point Piper 2027
  Sydney, Australia
Everest Capital International, Ltd.(5)(6) ............................        2,338,706                 12.7
  c/o Morgan Stanley & Co. Incorporated
  One Pierpont Plaza
  10th Floor
  Brooklyn, New York 11201
Continental Casualty Company(7) ......................................        2,292,367                 12.5
  c/o Chase Manhattan Bank
  4 New York Plaza
  New York, New York 10004
Loral Space & Communications Ltd.(8) .................................        1,905,488                 11.9
  600 Third Avenue
  New York, New York 10016
BankAmerica Corporation(9) ...........................................        1,881,000                 11.7
  555 California Street, Suite 2600
  San Francisco, CA 94104
Mackay-Shields Financial Corporation(10) .............................        1,229,939                  7.1
  9 West 57th Street
  New York, NY 10019
Jess M. Ravich(11) ...................................................          966,944                  5.7
  c/o Libra Investments, Ltd.
  11766 Wilshire Boulevard
  Suite 870
  Los Angeles, CA 90025
Everest Capital Fund, L.P.(6)(12) ....................................          878,217                  5.2
  c/o Morgan Stanley & Co. Incorporated
  One Pierpont Plaza
  10th Floor
  Brooklyn, New York 11201
Robert D. Briskman(13)................................................          192,500                  1.2
Jack Z. Rubinstein(14)................................................          227,000                  1.4
Peter K. Pitsch(15)...................................................           70,000                    *
Lawrence F. Gilberti(16)..............................................           35,000                    *
Ralph V. Whitworth(17)................................................           52,800                    *
Joseph Capobianco(18).................................................                0                    *
Keno V. Thomas(19)....................................................                0                    *

                                                  (table continued on next page)

(table continued from previous page)

                                                                          NUMBER OF SHARES        PERCENT OF TOTAL
                         NAMES AND ADDRESS OF                             OF COMMON STOCK         OF COMMON STOCK
                 BENEFICIAL OWNER OF COMMON STOCK(1)                     BENEFICIALLY OWNED    BENEFICIALLY OWNED(2)
----------------------------------------------------------------------   ------------------    ----------------------
Andrew J. Greenebaum(20)..............................................           59,000                    *
All Directors and Executive Officers as a Group
  (9 persons)(21).....................................................        5,770,800                 33.3

------------

  * Less than 1%

 (1) This table is based upon information supplied by directors, officers and principal stockholders. Percentage of ownership is based on 16,048,691 shares of Common Stock outstanding on December 31, 1997. Unless otherwise indicated, the address of the beneficial owner is the Company.

 (2) Determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of determination upon the exercise of options, and each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date of determination have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

 (3) Includes 700,000 shares issuable pursuant to stock options that are exercisable within 60 days. Pursuant to a voting trust agreement ('Voting Trust Agreement') entered into by Darlene Friedland, as grantor, David Margolese, as trustee, and the Company, Mr. Margolese has the power to vote in his discretion all shares of Common Stock owned or hereafter acquired by Darlene Friedland and certain of her affiliates (currently 2,834,500 shares) for a period of five years commencing on November 20, 1997. See 'Security Ownership of Certain Beneficial Ownership and
     Management -- Voting Trust Agreement.'

 (4) Pursuant to the Voting Trust Agreement, David Margolese has the power to vote in his discretion all shares of Common Stock owned or hereafter acquired by Darlene Friedland and certain of her affiliates (currently 2,834,500 shares) for a period of five years commencing on November 20, 1997. See 'Security Ownership of Certain Beneficial Ownership and Management -- Voting Trust Agreement.'

 (5) Represents shares of Common Stock issuable upon conversion of 420,967 shares of 10 1/2% Series C Convertible Preferred Stock.

 (6) Does not include shares of Common Stock issuable pursuant to warrants to purchase 1,740,000 shares of Common Stock at a purchase price of $50.00 per share. The warrants are exercisable from June 15, 1998 through and including June 15, 2005.

 (7) Represents shares of Common Stock issuable upon conversion of 412,626 shares of 10 1/2% Series C Convertible Preferred Stock.

 (8) On August 5, 1997, the Company completed the sale of 1,905,488 shares to Loral Space & Communications Ltd., subject to demand registration rights after the Company's two satellites are launched and operational.

 (9) Shares are owned by a group including the following: The Robertson Stephens Orphan Fund (which has shared voting and shared dispositive power over 1,069,200 shares), The Robertson Stephens Orphan Offshore Fund (with shared voting and shared dispositive power over 226,800 shares), The Robertson Stephens Global Low-Priced Stock Fund (with shared voting and shared dispositive power over 60,000 shares), The Contrarian Fund (with shared voting and shared dispositive power over 525,000 shares), Robertson, Stephens & Company Investment Management, LP (with shared voting and shared dispositive power over 1,881,000 shares), Bayview Investors, LTD (with shared voting and shared dispositive power over 1,069,200 shares), Bayview Holdings, Inc. (with shared voting and shared dispositive power over 1,881,000 shares), BankAmerica Corporation (with shared voting and shared dispositive power over 1,881,000 shares), Robertson Stephens Investment Management Co. (with shared voting and shared dispositive power over 1,881,000 shares), and Robertson, Stephens & Company Private Equity Group, LLC (with shared voting and shared dispositive power over 1,069,200 shares). The source of the information in this footnote is the Schedule 13D dated December 1, 1997 filed by BankAmerica Corporation, parent of Robertson Stephens Investment Management Co.

(10) Represents shares of Common Stock issuable upon conversion of 221,389 shares of 10 1/2% Series C Convertible Preferred Stock.

(11) Represents 114,378 shares of 10 1/2% Series C Convertible Preferred Stock beneficially owned by Mr. Ravich and 59,672 shares of 10 1/2% Series C Convertible Preferred Stock beneficially owned by Libra Investments, Ltd. ('Libra'). Mr. Ravich is the Chairman, Chief Executive Officer and controlling stockholder of Libra. Mr. Ravich disclaims beneficial ownership of the shares owned by Libra except to the extent of his ownership interest in Libra. Amount does not include warrants to purchase 60,000 shares of Common Stock at a purchase price of $50.00 per share held by The Ravich Revocable Trust of 1989, of which Mr. Ravich is a trustee. The warrants are exercisable from June 15, 1998 through and including June 15, 2005.

(12) Represents shares of Common Stock issuable upon conversion of 158,079 shares of 10 1/2% Series C Convertible Preferred Stock.

(13) Includes 192,500 shares of Common Stock issuable pursuant to stock options exercisable within 60 days. Does not include 57,500 shares issuable pursuant to stock options not exercisable within 60 days (all of which shares are subject to replenishment by the Company).

(14) Includes 195,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days and 7,700 shares of Common Stock held in trust for his daughters. Excludes 20,000 shares held by DICA Partners, LP of which Mr. Rubinstein is the General Partner.

(15) Includes 60,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days.

(16) Represents 35,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(17) Represents 52,800 shares of Common Stock issuable pursuant to stock options exercisable within 60 days.

(18) Does not include 75,000 shares issuable pursuant to stock options that are not exercisable within 60 days (of which 25,000 are subject to replenishment by the Company).

(19) Does not include 100,000 shares issuable pursuant to stock options that are not exercisable within 60 days (of which 50,000 shares are subject to replenishment by the Company).

(20) Represents 59,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days. Does not include 166,000 shares of Common Stock issuable pursuant to stock options not exercisable within 60 days (of which 50,000 shares are subject to replenishment by the Company).

(21) Includes 1,294,300 shares of Common Stock issuable pursuant to stock option exercisable within 60 days. Does not include 398,500 shares issuable pursuant to options that are not exercisable within 60 days (of which 182,500 shares are subject to replenishment by the Company).

VOTING TRUST AGREEMENT

     The Company is a party to a voting trust agreement dated August 26, 1997 (the 'Voting Trust Agreement') by and among Darlene Friedland, as grantor, and David Margolese, as the voting trustee thereunder, and the Company. The following summary description of the Voting Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text thereof.

     The Voting Trust Agreement provides for the establishment of a trust (the 'Trust') into which (i) there have been deposited all of the shares of Common Stock owned by Mrs. Friedland on August 26, 1997 and (ii) there shall be deposited any shares of Common Stock acquired by Mrs. Friedland, her spouse Robert Friedland, any member of either of their immediate families or any entity directly or indirectly controlled by Mrs. Friedland, her spouse or any member of their immediate families (the 'Friedland Affiliates') between the date shares are initially deposited and the termination of the Trust. The voting trust will terminate on the fifth anniversary of the initial deposit of shares into the Trust.

     The Voting Trust Agreement does not restrict the ability of Mrs. Friedland or any of the Friedland Affiliates to sell, assign, transfer or pledge any of the shares deposited into the Trust, nor does it prohibit Mrs. Friedland or the Friedland Affiliates from purchasing additional shares of Common Stock, provided those shares become subject to the Trust, as described above.

     Under the Voting Trust Agreement, the trustee has the power to vote shares held in the Trust in relation to any matter upon which the holders of such stock would have a right to vote, including without limitation the election of directors. For so long as David Margolese remains trustee of the Trust, he may exercise such voting rights in his discretion. Any successor trustee or trustees of the Trust must vote as follows: (i) on the election of directors, the trustee(s) must vote the entire number of shares held by the Trust, with the number of shares voted for each director (or nominee for director) determined by multiplying the total number of votes held by the Trust by a fraction, the numerator of which is the number of votes cast for such person by other stockholders of the Company and the denominator of which is the sum of the total number of votes represented by all shares casting any votes in the election of directors; (ii) if the matter under Delaware law or the Certificate of Incorporation or the Bylaws of the Company requires at least an absolute majority of all outstanding shares of Common Stock of the Company in order to be approved, the trustee(s) must vote all of the shares in the Trust in the same manner as the majority of all votes that are cast for or against the matter by all other stockholders of the Company; and (iii) on all other matters, including without limitation any amendment of the Voting Trust Agreement for which a stockholder vote is required, the trustee(s) must vote all of the shares in the Trust for or against the matter in the same manner as all votes that are cast for or against the matter by all other stockholders of the Company.

     The Voting Trust Agreement may not be amended without the prior written consent of the Company, acting by unanimous vote of the Board of Directors, and approval of the Company's stockholders, acting by the affirmative vote of two-thirds of the total voting power of the Company, except in certain limited circumstances where amendments to the Voting Trust Agreement are required to comply with applicable law.

                             ELECTION OF DIRECTORS

     All directors hold office until the next Annual Meeting of the Stockholders and the election and qualification of their successors.

     At the Annual Meeting, the stockholders will elect directors to hold office, subject to the provisions of the Company's By-laws, until the next Annual Meeting of the Stockholders and until their successors shall have been duly elected and qualified. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted for the election of the nominees set forth below. Proxies cannot be voted for a greater number of directors than the number of nominees named.

     The nominees set forth below have consented to being named in this proxy statement and to serve if elected. However, if any nominee at the time of his election is unable or unwilling to serve or is otherwise unavailable for election, and as a result another nominee is designated by the Board of Directors, the persons named in the enclosed proxy, or their substitutes, will have discretion and authority to vote or refrain from voting for such nominee in accordance with their judgment.

NOMINEES

     The nominees for election as director, together with certain information about them, are set forth below.

               NAME                                            POSITION                             AGE
-----------------------------------  ------------------------------------------------------------   ---
David Margolese....................  Chairman, Chief Executive Officer and Director                 40
Robert D. Briskman.................  Executive Vice President, Engineering and Operations and       65
                                       Director
Lawrence F. Gilberti...............  Director and Secretary                                         47
Joseph V. Vittoria.................  Director                                                       63
Ralph V. Whitworth.................  Director                                                       42

     David Margolese. Mr. Margolese has served as the Company's Chairman since August 1993, as Chief Executive Officer since November 1992 and as a director since August 1991. Prior to his involvement with the Company, Mr. Margolese proposed and co-founded Cantel Inc., Canada's national cellular telephone carrier, and Canadian Telecom Inc., a radio paging company. He served as a Vice President of Cantel from 1982 to 1984 and as President of Canadian Telecom from 1980 until its sale in 1987. Cantel was acquired by Rogers Communications Inc. in 1989.

     Robert D. Briskman. Mr. Briskman is CD Radio's co-founder and has served as Executive Vice President, Engineering and Operations and as a director since October 1991. Mr. Briskman is one of the world's leading satellite engineering authorities and has overseen the design, development and launch of numerous major satellite systems. During his twenty-two year career at COMSAT, he was responsible for the engineering and implementation of satellite systems for both COMSAT and various nations (PALAPA, ITALSAT, MORELOS, ARABSAT, CHINASAT, among others) that contracted with COMSAT for turnkey satellite programs. Mr. Briskman was one of the early engineers hired at NASA in 1959, and received the APOLLO Achievement Award for the design and implementation of the Unified S-Band System. He is past chairman of the IEEE Standards Board, past president of the Aerospace and Electronics Systems Society and served on the industry advisory council to NASA. He is the Telecommunications Editor of McGraw Hill's Encyclopedia of Science and Technology and is a recipient of the IEEE Centennial Medal.

     Lawrence F. Gilberti. Mr. Gilberti was elected Secretary of the Company in November 1992 and has served as a director since September 1993. Since December 1992, he has been the Secretary and sole director of, and from December 1992 to September 1994 was the President of, Satellite CD Radio, Inc. Mr. Gilberti has been a partner in the law firm of Fischbein Badillo Wagner Harding since August 1994, and has provided legal services to the Company since 1992. From 1987 to August 1994, Mr. Gilberti was an attorney with the law firm of Goodman Phillips & Vineberg.

     Joseph V. Vittoria. From September 1987 to February 1997, Mr. Vittoria was the Chairman and Chief Executive Officer of Avis Inc., one of the world's largest rental car companies, and served as its

President and Chief Operating Officer during the prior five years. During that time, Mr. Vittoria was responsible for creating the Avis Employee Stock Ownership Plan and for the sale of Avis to HFS in 1996. Mr. Vittoria currently serves as Chairman and Chief Executive Officer of Travel Services International, Inc., a travel services distributor, as a director of Transmedia Europe and Transmedia Asia and as a member of the Board of Overseers of Columbia Business School.

     Ralph V. Whitworth. Mr. Whitworth became a director of the Company in March 1994. Since April 1996, he has been a managing member at Relational Investors, LLC, a financial management firm. In January 1997, Mr. Whitworth became a partner of Batchelder & Partners, Inc., a financial advisory firm. From August 1988 to December 1996, he was President of Whitworth and Associates, a Washington, D.C.-based consulting firm. Mr. Whitworth was President of United Shareholders Association, a shareholders' association, from its founding in 1986 to 1993. From 1989 to 1992, he served as a director and as President of Development of United Thermal Corporation. Mr. Whitworth is a director of Apria Healthcare Group, Inc. (homecare products and services) and Wilshire Technologies, Inc.

                                 RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE 'FOR' THE ELECTION OF EACH OF ITS NOMINEES TO SERVE ON THE COMPANY'S BOARD OF DIRECTORS. UNLESS OTHERWISE INSTRUCTED, SIGNED PROXIES WHICH ARE RETURNED IN A TIMELY MANNER WILL BE VOTED IN FAVOR OF SUCH NOMINEES.

MEETINGS AND COMMITTEES

     The Company has an Audit Committee and a Compensation Committee. There is no standing nominating committee.

     The Audit Committee, currently comprised of Messrs. Gilberti, Whitworth, Peter K. Pitsch and Jack Z. Rubinstein, assists the Board of Directors in overseeing the financial reporting and internal operating control of the Company. The functions of the Compensation Committee, currently comprised of Messrs. Gilberti and Whitworth, are to approve and review the compensation of the officers and agents of the Company.

     During the fiscal year ended December 31, 1997, there were 11 meetings of the Board of Directors, five written consents in lieu of meetings of the Board of Directors, one written consent in lieu of a special meeting of the non-employee Directors, seven meetings of the Compensation Committee and one meeting of the Audit Committee. Each Director attended more than 75% of the aggregate of the total number of meetings of the Board and the meetings held by all committees on which he served.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following persons are the executive officers and directors of the Company.

NAME                                       AGE   POSITION(S) WITH COMPANY
----------------------------------------   ----  ------------------------------------------------------------------
David Margolese.........................    40   Chairman, Chief Executive Officer and Director
Robert D. Briskman......................    65   Executive Vice President, Engineering and Operations and Director
Andrew J. Greenebaum....................    35   Executive Vice President and Chief Financial Officer
Keno V. Thomas..........................    40   Executive Vice President, Marketing
Joseph S. Capobianco....................    48   Executive Vice President, Content
Lawrence F. Gilberti(1)(2)..............    47   Director and Secretary
Peter K. Pitsch(1)......................    46   Director
Jack Z. Rubinstein(1)...................    49   Director
Ralph V. Whitworth(1)(2)................    42   Director

------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

                            ------------------------
     Set forth below is certain information with respect to the executive officers of the Company who are not also directors.

     Andrew J. Greenebaum. Mr. Greenebaum has served as Executive Vice President and Chief Financial Officer of the Company since August 1997. From August 1989 to August 1997, he held a variety of senior management positions with The Walt Disney Company. From March 1996 to August 1997, Mr. Greenebaum was Vice President, Corporate Finance in charge of corporate and project finance. From May 1995 to March 1996, he was Director, Strategic Planning. From October 1992 to May 1995, he was Director, Corporate Finance and from April 1991 to October 1992, he was Manager, Corporate Finance. From August 1989 to April 1991, he was a Senior Treasury Analyst. Prior to Disney, Mr. Greenebaum was an investment banker with L.F. Rothschild.

     Keno V. Thomas. Mr. Thomas has served as Executive Vice President, Marketing of the Company since April 1997. From July 1995 to April 1997, he was an independent management consultant to the media and entertainment industry. From January 1994 to July 1995, Mr. Thomas was Executive Vice President, Marketing at DMX Inc., a cable radio company. From February 1992 to January 1994, he served as Vice President of Programming at DIRECTV, a satellite television company. From December 1986 to February 1992, he held senior management positions, including Vice President, International at ESPN Enterprises, Inc., a cable television sports network. From May 1982 to December 1986, he held senior management positions, including Vice President, Marketing at Times Mirror Cable, an operator of cable televisions systems and a subsidiary of the Times Mirror Company.

     Joseph S. Capobianco. Mr. Capobianco has served as Executive Vice President, Content of the Company since April 1997. From 1981 to April 1997, he was an independent consultant providing programming, production, marketing and strategic planning consulting services to media and entertainment companies, including Home Box Office, a cable television service and a subsidiary of Time Warner Entertainment Company, L.P., and the ABC Radio Networks. From May 1990 to February 1995, he served as Vice President of Programming at Music Choice, which operates a 40-channel music service available to subscribers to DIRECTV, and is partially owned by Warner Music Group Inc., Sony Entertainment Inc. and EMI.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity security to file with the Securities and Exchange Commission ('SEC') reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 1997 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 1997.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation for services rendered during the three-year period ending December 31, 1997 for the executive officers of the Company whose 1997 salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                    LONG-TERM
                                                                                                   COMPENSATION
                                                                                                      AWARDS
                                                                                                   ------------
                                                                    ANNUAL COMPENSATION             NUMBER OF
                                                             ----------------------------------     SECURITIES
                                                                                  OTHER ANNUAL      UNDERLYING
                                                             SALARY     BONUS     COMPENSATION       OPTIONS
NAME AND PRINCIPAL POSITION                          YEAR      ($)       ($)           ($)             (#)
--------------------------------------------------   -----   -------    ------    -------------    ------------
David Margolese ..................................   1997    268,714      --          --               --
  Chairman of the Board and Chief                    1996     95,833      --          --              400,000
  Executive Officer                                  1995    100,000      --          --               --
Robert D. Briskman ...............................   1997    234,583      --          --               87,500(4)
  Executive Vice President Engineering               1996    106,249    20,000       190,938           30,000
  and Operations                                     1995    100,000      --           1,340           --
Andrew J. Greenebaum(1) ..........................   1997     88,141      --          90,000          225,000(5)
  Executive Vice President and Chief                 1996      --         --          --               --
  Financial Officer                                  1995      --         --          --               --
Keno V. Thomas(2) ................................   1997    152,557      --          --              100,000(6)
  Executive Vice President, Marketing                1996      --         --          --               --
                                                     1995      --         --          --               --
Joseph S. Capobianco(3) ..........................   1997    141,667      --          --               75,000
  Executive Vice President, Content                  1996      --         --          --               --
                                                     1995      --         --          --               --

------------

(1) Mr. Greenebaum became an executive officer in August 1997.

(2) Mr. Thomas became an executive officer in April 1997.

(3) Mr. Capobianco became an executive officer in April 1997.

(4) Includes 57,500 shares issuable pursuant to stock options granted to the executive, subject to approval by the stockholders of an amendment to the Company's 1994 Stock Option Plan to increase the number of options that may be granted thereunder.

(5) Includes 50,000 shares issuable pursuant to stock options granted to the executive, subject to approval by the stockholders of an amendment to the Company's 1994 Stock Option Plan to increase the number of options that may be granted thereunder.

(6) Includes 50,000 shares issuable pursuant to stock options granted to the executive, subject to approval by the stockholders of an amendment to the Company's 1994 Stock Option Plan to increase the number of options that may be granted thereunder.

     The following table sets forth certain information for the fiscal year ended December 31, 1997, with respect to options granted to individuals named in the Summary Compensation table above.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                                --------------------------------------------                    POTENTIAL REALIZABLE
                                NUMBER OF                                                              VALUE
                                SECURITIES                                                    AT ASSUMED ANNUAL RATES
                                UNDERLYING    PERCENT OF TOTAL     EXERCISE                        OF STOCK PRICE
                                 OPTIONS      OPTIONS GRANTED         OR                            APPRECIATION
                                 GRANTED      TO EMPLOYEES IN     BASE PRICE    EXPIRATION    ------------------------
NAME                               (#)          FISCAL YEAR       (#/SHARE)        DATE           5%           10%
-----------------------------   ----------    ----------------    ----------    ----------    ----------    ----------
David Margolese..............           0              0%          $      0        --         $        0    $        0
Robert Briskman..............      57,500           16.9%          $14.5000        7/9/07     $  524,341    $1,328,783
                                   30,000                          $ 8.5625      10/15/07     $  161,547    $  409,393
Andrew J. Greenebaum.........     175,000           43.4%          $15.1250       8/25/07     $1,664,605    $4,218,437
                                   50,000                          $17.1250       12/2/07     $  538,491    $1,364,642
Keno V. Thomas...............      50,000           19.3%          $12.8750       4/28/07     $  404,851    $1,025,972
                                   25,000                          $14.5000        7/9/07     $  227,974    $  577,732
                                   25,000                          $17.1250       12/2/07     $  269,246    $  682,321
Joseph S. Capobianco.........      50,000           14.5%          $13.0000       4/16/07     $  408,781    $1,035,933
                                   25,000                          $14.5000        7/9/07     $  227,974    $  577,732

     The following table sets forth certain information with respect to the number of shares covered by both exercisable and unexercisable stock options held by the individuals named in the Summary Compensation Table above as of December 31, 1997. Also reported are the values for 'in-the-money' stock options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Common Stock as of December 31, 1997 ($16.9375 per share).

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                 SHARES                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                               ACQUIRED ON                    UNDERLYING UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS AT
                                EXERCISE     VALUE REALIZED       AT FISCAL YEAR END (#)         FISCAL YEAR END ($)
NAME                               (#)            ($)           EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
------------------------------ -----------   --------------   ------------------------------   ------------------------
David Margolese...............      0               0                   700,000/0                    6,931,250/0
Robert Briskman...............      0               0                 192,500/57,500               635,016/140,156
Andrew J. Greenebaum..........      0               0                 59,000/166,000               106,938/210,250
Keno V. Thomas................      0               0                   0/100,000                     0/264,063
Joseph S. Capobianco..........      0               0                    0/75,000                     0/257,813

EMPLOYMENT AND OTHER AGREEMENTS

     The Company is a party to an employment agreement with each of Messrs. Margolese, Briskman, Greenebaum, Capobianco and Thomas (the 'Employment Agreements').

MR. MARGOLESE

     Effective January 1, 1994, the Company entered into an employment agreement to employ David Margolese as Chairman and Chief Executive Officer of the Company for a term of five years. The agreement provided for an annual base salary of $300,000, subject to increase from time to time by the Board of Directors. An amendment to this agreement, dated as of June 8, 1994, provided for an annual base salary of $100,000, effective June 8, 1994. Subsequently, Mr. Margolese waived his base salary payable for the three-month period ended December 31, 1994. In April 1996, the Company granted to Mr. Margolese pursuant to the 1994 Stock Option Plan an option to purchase 400,000 shares of Common Stock which became exercisable upon the grant of a license from the Federal Communications Commission (the 'FCC'). In January 1997, the Board of Directors increased Mr. Margolese's annual base salary to $150,000. In July 1997, the Board of Directors increased Mr. Margolese's annual base salary to $400,000. Under his original employment agreement and pursuant to the Company's 1994 Stock Option Plan, the Company granted to Mr. Margolese an option to purchase 300,000 shares of Common Stock at $5.00 per share, which option is fully vested and exercisable. If Mr. Margolese is terminated without 'Cause,' as defined in the agreement, or if Mr. Margolese resigns for 'Good Reason,' as defined in the agreement, the Company is obligated to pay to Mr. Margolese the sum of $800,000. The employment agreement restricts Mr. Margolese from engaging in any business involving the transmission of radio entertainment programming in North America for a period of two years after the termination of his employment.

MR. BRISKMAN

     Effective January 1, 1994, the Company entered into an agreement to employ Robert D. Briskman as the Vice President and Chief Technical Officer of the Company for a term of three years. The agreement provided for an annual base salary of $150,000. An amendment to this agreement, dated as of June 8, 1994, provided for an annual base salary of $100,000, effective June 8, 1994. In October 1996, the Board of Directors increased Mr. Briskman's annual base salary to $150,000 and in January 1997, extended the term of the agreement until January 1, 1998. In addition, under his original employment agreement and pursuant to the Company's 1994 Stock Option Plan, the Company granted to Mr. Briskman an option to purchase 80,000 shares of Common Stock at $1.00 per share, which option is fully vested and exercisable. In May 1997, the Board of Directors named Mr. Briskman the Company's Executive Vice President, Engineering and Operations and extended the term of the agreement until December 31, 2000. The Board of Directors also increased Mr. Briskman's annual base salary to $235,000, effective May 1, 1997, with an additional increase to $260,000, effective January 1, 1998. The original employment agreement also provided for the grant to Mr. Briskman of options to purchase 112,500 shares of Common Stock at $1.00 per share upon completion of certain milestones prior to December 31, 1994. Such options were granted to Mr. Briskman on December 23, 1994 and are fully vested and exercisable. In April 1996, the Company also granted Mr. Briskman options to purchase 60,000 shares of Common Stock at a price per share of $8.5625 share. The options were exercisable subject to certain milestones; however, the options relating to 30,000 of such shares lapsed. On July 9, 1997, the Board of Directors granted Mr. Briskman further options to purchase up to 57,500 shares of Common Stock at a price per share of $14.50. The options will vest and become exercisable in two stages contingent upon Mr. Briskman's continued employment with the Company. On October 15, 1997, the Company granted Mr. Briskman an option to purchase 30,000 shares of Common Stock at a price per share of $8.5625 which options were immediately exercisable. If Mr. Briskman's employment is terminated for any reason other than 'Cause,' as defined in the agreement, the Company is obligated to pay to Mr. Briskman a sum equal to 50% of his then annual salary and, at Mr. Briskman's option, to repurchase all of the shares of Common Stock then owned by Mr. Briskman at a price of $1.25 per share. The Company also has entered into a proprietary information and non-competition agreement with Mr. Briskman. Under this agreement, Mr. Briskman may not (i) disclose any proprietary information of the Company during or after his employment with the Company or (ii) engage in any business directly competitive with any business of the Company in North America for a period of one year after termination of his employment.

MR. GREENEBAUM

     Effective August 25, 1997, the Company entered into an employment agreement with Andrew J. Greenebaum which provides for his employment as Executive Vice President and Chief Financial Officer of the Company for a term of three years. Pursuant to the agreement with Mr. Greenebaum, the Company will pay Mr. Greenebaum an annualized base salary of $250,000 per year for the period of his employment with the Company through December 31, 1997 and thereafter an annualized base salary of $275,000, subject to any increases approved by the Board of Directors. Upon the commencement of his employment with the Company, the Company paid Mr. Greenebaum an additional sum of $90,000. The Company has also granted Mr. Greenebaum options to purchase up to 175,000 shares of Common Stock at a price per share of $15.125. The options will vest and be exercisable in three stages contingent upon the continued employment of Mr. Greenebaum with the Company at predetermined dates. The dismissal of Mr. Greenebaum other than for 'Cause' (as defined in the agreement) subsequent to the passing of certain milestones, however, will cause the options otherwise exercisable only at the end of that stage to vest immediately notwithstanding the dismissal. On December 2, 1997, the Company granted him an additional option to purchase 50,000 shares of Common Stock at a price per share of $17.125, such option to vest and become exercisable on a predetermined date contingent upon Mr. Greenebaum's continued employment with the Company and the replenishment of the number of shares of Common Stock in the 1994 Stock Option Plan by the Company. The dismissal of Mr. Greenebaum other than for 'Cause' (as defined in the agreement) subsequent to the passing of a certain milestone, however, will cause the option otherwise exercisable only at the predetermined date to vest immediately notwithstanding the dismissal. If Mr. Greenebaum's employment is terminated for any reason other than by the Company for 'Cause,' as defined in the agreement, or by Mr. Greenebaum voluntarily, Mr. Greenebaum will be entitled to receive, in addition to any other sums then due to him, an amount equal to his annualized base salary then in effect. The Company and Mr. Greenebaum also have entered into a proprietary information and non-competition agreement. Under this agreement, Mr. Greenebaum may not (i) during his employment with the Company and for three years thereafter disclose any proprietary information of the Company or (ii) during his employment with the Company and for one year thereafter engage in any business involving any satellite radio broadcast service or any subscription-based digital audio radio service delivered to cars or other mobile vehicles in North America.

MR. THOMAS

     Effective April 28, 1997, the Company entered into an employment agreement to employ Keno V. Thomas as Executive Vice President, Marketing for a term of three years. The agreement provides for an annualized base salary of $225,000 through December 31, 1997, and $250,000 thereafter through the term of the agreement, subject to increase from time to time by the Board of Directors. The Company also granted Mr. Thomas an option to purchase 50,000 shares of Common Stock at $12.875 per share, such option to vest pursuant to the schedule set forth in the option agreement. On July 9, 1997, the Company granted Mr. Thomas additional options to purchase up to 25,000 shares of Common Stock at a price per share of $14.50, which will vest and become exercisable in two stages contingent upon Mr. Thomas' continued employment with the Company and the replenishment by the Company of the number of shares of Common Stock in the 1994 Stock Option Plan. On December 2, 1997, the Company granted Mr. Thomas an additional option to purchase 25,000 shares of Common Stock at a price per share of $17.125, such option to vest and become exercisable at the predetermined date contingent upon Mr. Thomas' continued employment with the Company and the replenishment of the number of shares of Common Stock in the 1994 Stock Option Plan by the Company. If Mr. Thomas is terminated except by the Company for 'Cause,' as defined in the agreement, or by Mr. Thomas voluntarily, the Company will be obligated to pay to Mr. Thomas an amount equal to one-half of his then annual salary. The Company also has entered into a proprietary information and non-competition agreement with Mr. Thomas. Under this agreement he may not (i) disclose any proprietary information of the Company during his employment with the Company and for three years thereafter or (ii) during his respective employment with the Company and for one year thereafter, engage in any business involving any satellite radio broadcast service or any subscription-based digital audio radio service delivered to cars or other mobile vehicles in North America.

MR. CAPOBIANCO

     Effective April 16, 1997, the Company entered into an employment agreement to employ Joseph S. Capobianco as Executive Vice President, Content for a term of three years. The agreement provides for an annual base salary of $200,000, subject to increase from time to time by the Board of Directors. The Company also granted Mr. Capobianco an option to purchase 50,000 shares of Common Stock at $13 per share, such option to vest pursuant to the schedule set forth in the option agreement. On July 9, 1997, the Company granted Mr. Capobianco further options to purchase up to 25,000 shares of Common Stock at a price per share of $14.50, subject to replenishment by the Company of the number of shares in the 1994 Stock Option Plan. These options will vest and become exercisable in two stages contingent upon Mr. Capobianco's continued employment with the Company. If Mr. Capobianco is terminated except by the Company for 'Cause,' as defined in the agreement, or by Mr. Capobianco voluntarily, the Company will be obligated to pay to him an amount equal to one-half of his annual salary. The Company also has entered into a proprietary information and non-competition agreement with Mr. Capobianco. Under this agreement he may not (i) disclose any proprietary information of the Company during his employment with the Company and for three years thereafter or (ii) during his respective employment with the Company and for one year thereafter, engage in any business involving any satellite radio broadcast service or any subscription-based digital audio radio service delivered to cars or other mobile vehicles in North America.

COMPENSATION OF MEMBERS OF THE BOARD OF DIRECTORS

     Commencing in 1994, directors of the Company who are not full-time employees of the Company were entitled to receive a fee of $20,000 per year for serving on the Board of Directors. In June 1994, all directors entitled to fees agreed to forego any payments for their services as directors of the Company. Pursuant to the Company's 1994 Directors' Nonqualified Stock Option Plan, each director who is not a full-time employee of the Company is entitled to receive an option to purchase 15,000 shares of Common Stock upon becoming a director (or upon the effective date of the plan in the case of non-employee directors who became directors prior to the effective date) and to an automatic annual grant of an option to purchase 10,000 shares of Common Stock on the first business day following the Company's annual meeting. The exercise price for all such options is the fair market value of the Company's Common Stock on the date of grant. Prior to the implementation of the Directors' Plan, the Company from time to time granted options to certain non-employee directors. The Company reimburses each director for reasonable expense incurred in attending meetings of the Board of Directors.

     In 1991, the Company retained Pitsch Communications to provide legal services to the Company in March 1992, the Company began paying Pitsch Communications a monthly retainer of $3,000, increased to $5,000 in July 1996. The retainer could be terminated by either party at any time. Peter K. Pitsch is the principal of Pitsch Communications. The retainer was terminated in May 1997. Mr. Pitsch received $144,907 for his services to the Company for the fiscal year ended December 31, 1997.

     The Company had retained Jack Z. Rubinstein to provide consulting services to the Company for a monthly retainer of $5,000. The retainer was terminated effective February 1998. Mr. Rubinstein received $60,000 for his consulting services to the Company for the fiscal year ended December 31, 1997.

     Ralph V. Whitworth, as a partner in Batchelder & Partners, Inc., a financial advisory firm ('Batchelder'), received $60,000 from the total fees received by Batchelder from the Company for the fiscal year ended December 31, 1997. On December 29, 1997, Mr. Whitworth received, pursuant to options given Batchelder by the Company, an option to purchase 17,800 shares of Common Stock at an exercise price of $6.25. The option is exercisable for a period of 10 years from the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1997, Messrs. Gilberti and Whitworth served as members of the Compensation Committee of the Board of Directors.

     Since December 1992, Mr. Gilberti has been the Secretary and sole director of, and from December 1992 to September 1994 was the President of, the Company's subsidiary, Satellite CD Radio, Inc. He has been a partner in the law firm of Fischbein Badillo Wagner Harding since August 1994, and has provided legal services to the Company since 1992.

     On September 13, 1995, Batchelder entered into an agreement (the 'Whitworth Agreement') with Whitworth and Associates, of which Ralph V. Whitworth is President, pursuant to which Mr. Whitworth was to provide consulting services to Batchelder for a fee equal to a percentage of the fee received by Batchelder from the Company pursuant to an agreement dated October 21, 1992 (the 'Batchelder Agreement'). Under the Batchelder Agreement, the Company retained the services of Batchelder to provide the Company with certain financial consulting services. See 'Certain Relationships and Related Transactions.' In January 1997, Mr. Whitworth became a partner in Batchelder, and the Whitworth Agreement was terminated. The Batchelder Agreement was terminated on November 30, 1997 and Batchelder agreed to accept a payment of $500,000 from the Company in full satisfaction of the Company's remaining obligations under the agreement; however, the parties agreed that the termination would not affect the Company's obligations with respect to certain transactions entered into within 24 months of the termination date. In the fiscal year ended December 31, 1997, Mr. Whitworth, as a partner in Batchelder, received $60,000 from the total fees received by Batchelder from the Company. On December 29, 1997, Mr. Whitworth received, pursuant to options given Batchelder, an option to purchase 17,800 shares of Common Stock at an exercise price of $6.25. The option is exercisable for a period of 10 years from the date of grant.

                        REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the 'Committee') is responsible for making or reviewing all compensation decisions of the Company for its officers and agents, including approving base salaries and granting stock options.

     The Company's compensation philosophy is that its employees are its most valuable assets. Executive officers of the Company, together with senior management, direct the Company's strategic planning and have overall responsibility for the Company's results. The Company has planned a compensation structure intended to attract and retain highly talented individuals, reward the creativity of its executive officers in maximizing business opportunities and provide incentives to the executive officers to execute the Company's objectives and enhance stockholder value by achieving both short and long term business objectives.

     The Company sets base salaries taking into consideration individual performance and prevailing market data for similar positions. In fiscal year 1997, salary determinations with respect to executive officers and other key executives were made by the Committee, following management recommendation, and were subject to the approval of the Board of Directors. The Committee subjectively evaluates the performance of each executive officer by taking into account several factors, including individual accomplishments and the overall contribution to the Company made by each such executive, without any specific weight being assigned to any particular factor. Upon management's request, in fiscal year 1997 the Committee approved the base salaries for the newly hired Messrs. Greenebaum, Capobianco and Thomas and increased the base salaries for Messrs. Margolese and Briskman. See 'Management -- Employment and Other Agreements.'

     Grants of stock options are awarded to the Company's executive officers and other key employees as an incentive for future performance. The Committee's intention in granting stock options is to reward employees for their contribution to the Company's achievement of corporate goals, to encourage stock ownership and to align the objectives of the Company with those of its employees. In addition, stock options granted to employees of the Company have vesting schedules that are designed to reward employees who remain with the Company for long periods of time.

     Stock option grants are awarded to the Company's executive officers periodically pursuant to the 1994 Stock Option Plan. Because the Company has now entered its initial operations phase (including the financing, construction and launching of the satellites required to provide the broadcast service and the development and production of the necessary satellite radios), the Company has begun to hire officers and employees as to whom it is appropriate for the compensation to include options to purchase Common Stock as an incentive for their continued service with the Company and the successful performance of their duties. Stock option grants are determined by the Committee based upon the level and responsibility of each individual executive. The Committee also considers each executive's potential contribution to the Company's achievement of its goals.

     In April 1996, the Company granted to David Margolese pursuant to the 1994 Stock Option Plan an option to purchase 400,000 shares of Common Stock which became exercisable upon the grant of a license from the Federal Communications Commission (the 'FCC') to build, launch and operate a national satellite radio broadcast service (the 'FCC License'). In April 1996, the Company also granted to Robert Briskman pursuant to the 1994 Stock Option Plan an option to purchase 60,000 shares of Common Stock, 30,000 shares of which were exercisable upon the FCC's grant of the FCC License to the Company and the remaining 30,000 shares of which were exercisable on September 18, 1997, if, as of such date, the FCC had granted the FCC License and Mr. Briskman was still employed by the Company. The FCC License was granted in October 1997, however, and the second 30,000 options lapsed. In recognition of Mr. Briskman's services to the Company and in view of the unexpected delay by the FCC in awarding the Company's FCC License, on October 15, 1997, the Committee granted Mr. Briskman options to purchase 30,000 shares of Common Stock at a price of $8.5625 per share under the 1994 Stock Option Plan. Such options are exercisable immediately.

     In December 1997, the Committee granted Messrs. Greenebaum and Thomas options to purchase 50,000 and 25,000 shares of Common Stock, respectively, at a price of $17.125 per share under the 1994 Stock Option Plan (i) to adjust upward the level of options granted them upon commencement of their employment, (ii) to reward their substantial efforts in the successful completion of the Company's recent debt and equity offerings, (iii) to encourage their further employment with and service for the benefit of the Company and
(iv) as an incentive for their efforts in that latter regard.

     In July 1997, the Committee granted Mr. Margolese an increase in his base salary to an annualized base of $400,000 per year for the balance of his current employment agreement with the Company after considering (i) the level of the salaries being paid to the Company's Executive Vice Presidents, (ii) the salaries paid to chief executive officers of similar companies at similar stages in their development and (iii) the substantial efforts which he has made on behalf of the Company.

     It is the Compensation Committee's philosophy to generally structure compensation arrangements for the Company's executive officers in a manner that complies with the exemptive requirements of Section 162(m) of the Internal Revenue Code in order to avoid applicability of the limit on deductibility otherwise imposed by such Section, while reserving the discretion to pay compensation that does not qualify for exemption under Section 162(m) where the Committee believes such action to be in the Company's best interest.

                                          Compensation Committee

                                          LAWRENCE F. GILBERTI
                                          RALPH V. WHITWORTH

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative performance of the Company's Common Stock with the Standard & Poor's Composite-500 Stock Index (the 'S&P 500') and the Nasdaq Telecommunications Index as of September 13, 1994 (the date on which the Company's Common Stock began to trade on the Nasdaq market), and December 31, 1997 (the date nearest the end of the Company's fiscal year for which index data is readily available). The graph assumes that $100 was invested on September 13, 1994 in each of the Company's Common Stock, the S&P 500 and the Nasdaq Telecommunications Index and that all dividends were reinvested.

                                  [GRAPH]

                    100.00         100.00             100.00
                     44.00          99.00              94.00
                    153.00         137.00             129.00
                    151.00         159.00             132.00
                    428.00         193.00             175.00


                           TOTAL SHAREHOLDER RETURNS

                                                                                        NASDAQ
                DATE                  CD RADIO INC. (1)    S&P 500 INDEX       TELECOMMUNICATIONS INDEX
------------------------------------  ------------------   -------------    ------------------------------
September 13, 1994..................       $100.00            $100.00                  $100.00
December 31, 1997...................       $427.64            $192.75                  $174.63

------------

(1) In accordance with the rules of the Securities and Exchange Commission, the share price of the Company's Common Stock on September 13, 1994 used for the performance graph is $4.63, the closing price on the first day of trading of the Common Stock on the Nasdaq SmallCap Market. The Company's Common Stock began trading on the Nasdaq National Market on October 24, 1997. The Industry Group, Nasdaq Telecommunications Index, is a capitalization-weighted index designed to measure the performance of all NASDAQ stocks in the telecommunications sector, including satellite technology.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On March 4, 1996, the Company granted to Jack Z. Rubinstein pursuant to the 1994 Stock Option Plan a stock option to purchase 60,000 shares of Common Stock at an exercise price of $4.50. The option is exercisable for a period of 10 years from the date of grant and terminates 18 months after the termination for any reason of Mr. Rubinstein's service as a consultant to the Company.

     On July 17, 1996, the Company granted to Mr. Pitsch pursuant to the 1994 Stock Option Plan a stock option to purchase 25,000 shares of Common Stock at an exercise price of $8.25 which would have vested upon the occurrence of a certain milestone. The milestone was not met and consequently this option did not vest.

     Pursuant to the Batchelder Agreement, the Company retained the services of Batchelder to provide the Company with certain financial consulting services. See 'Compensation Committee Interlocks and Insider Participation.' On September 13, 1995, Batchelder entered into the Whitworth Agreement, of which Ralph V. Whitworth is President, pursuant to which Whitworth was to provide consulting services to Batchelder for a fee equal to a percentage of the fee received by Batchelder from the Company under the Batchelder Agreement. In January 1997, Mr. Whitworth became a partner in Batchelder, and the Whitworth Agreement was terminated. In the fiscal year ended December 31, 1997, Mr. Whitworth, as a partner in Batchelder, received $60,000 from the total fees received by Batchelder from the Company. On December 29, 1997, Mr. Whitworth received, pursuant to options given Batchelder, an option to purchase 17,800 shares of Common Stock at an exercise price of $6.25. The option is exercisable for a period of 10 years from the date of grant.

     To build and launch the satellites necessary for the operations of CD Radio, the Company entered into the Satellite Construction Agreement (the 'Loral Satellite Contract') with Space Systems/Loral, Inc. ('SS/L'), a wholly-owned subsidiary of Loral Space & Communications Ltd. ('Loral') in March 1993. The Loral Satellite Contract provides for SS/L to construct for the Company three satellites, two of which the Company intends to launch and the third of which will be kept in reserve as a spare, and for an option to be granted to the Company to purchase a fourth satellite. The Company is committed to make aggregate payments of $275.8 million under the Loral Satellite Contract. Under the Loral Satellite Contract, with the exception of a payment made at the time of the signing of the Satellite Contract, payments are to be made in 22 installments commencing in April 1997 and ending in November 2000, the expected delivery date for the third satellite. Approximately half of these payments are contingent on SS/L meeting specified milestones in the manufacture of the three satellites. On August 5, 1997, the Company completed the sale of 1,905,488 shares of Common Stock to Loral for aggregate consideration of $25 million. Pursuant to an Amendment No. 16 dated August 4, 1997 to the Loral Satellite Contract, Loral agreed to defer payment of a total of $20.0 million of the contract price, which deferred amount is to be paid in four installments of $5.0 million commencing November 2001 until March 2003.

                APPROVAL OF AMENDMENTS TO 1994 STOCK OPTION PLAN
               AND 1994 DIRECTORS' NONQUALIFIED STOCK OPTION PLAN

PROPOSED AMENDMENTS

     Under the current terms of each of the 1994 Stock Option Plan (the '1994 Plan') and the 1994 Directors' Nonqualified Stock Option Plan (the 'Directors' Plan'), the Plan Administrator is authorized to grant options to acquire up to a total of 1,600,000 shares of the Company's authorized, but unissued or reacquired, Common Stock, less any shares issuable upon the exercise of options granted under the other plan. Subject to the approval of the Company's stockholders, the Board of Directors has approved amendments to the 1994 Plan and the Directors' Plan, pursuant to which the Company will reserve an additional 1,500,000 shares of Common Stock for issuance under both plans increasing the aggregate number from 1,600,000 to 3,100,000 shares.

     The purposes of the 1994 Plan and Directors' Plan are to attract and retain the services of key employees, to fairly compensate outside directors for their contribution to the Company, to encourage such persons to acquire a greater proprietary interest with the Company, thereby strengthening their incentive to achieve the objectives of the stockholders and to serve as an aid and inducement in hiring new employees, consultants and others. The principal provisions of the 1994 Plan and Directors' Plan are summarized below. This summary is not complete and is qualified in its entirety by the terms of the 1994 Plan and Directors' Plan, as amended.

DESCRIPTION OF THE 1994 PLAN AND DIRECTORS' PLAN

     The 1994 Plan, as amended, provides for options to purchase Common Stock and is administered by the Plan Administrator, which may be either the Company's Board of Directors or a committee thereof designated by the Board of Directors. The Company's Compensation Committee, consisting of Messrs. Gilberti and Whitworth, acts as Plan Administrator. Options granted under the 1994 Plan may be 'incentive stock options' that meet the requirements under section 422 of the Internal Revenue Code of 1986, as amended (the 'Code'), or options that do not qualify under Code section 422 ('nonqualified options'). Incentive stock options may be granted to any employee of the Company or any related company (as defined in the 1994 Plan). Nonqualified options may be granted to any employee of the Company or any related company and any other person other than non-employee directors of the Company. The maximum number of shares with respect to which options may be granted to any employee during any calendar year shall not exceed 300,000 shares of Common Stock. Approximately 14 individuals are currently eligible to participate in the 1994 Plan. In accordance with the 1994 Plan, the Plan Administrator determines the employees to whom options are granted, the number of shares subject to each option, the exercise price and the vesting schedule of each option. Options generally vest over a four-year period, but may vest over a different period at the discretion of the Plan Administrator. The aggregate fair market value of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year, under all plans maintained by the Company, certain related companies and any predecessors, shall not exceed $100,000 or such other limit as may be prescribed by the Code. Upon the occurrence of certain stock dividends, reorganizations, consolidations or similar transactions, the Plan Administrator shall make certain adjustments to outstanding options to preserve certain rights of optionees and the number of shares available for issuance under the 1994 Plan may automatically be increased or decreased proportionately. Upon the occurrence of certain events constituting a change in control (as defined in the 1994
Plan), options that have been outstanding for at least six months become immediately vested and exercisable for a limited period of time. Options granted under the 1994 Plan are exercisable for a period determined by the Plan Administrator, but no more than 10 years from the date of grant in the case of incentive stock options (five years in the case of incentive stock options granted to persons who own more than 10% of the Common Stock). Unless otherwise provided at the time of grant, vested options terminate on the earliest to occur of the expiration of the option's term, 90 days after the optionee's termination of employment with the Company for any reason other than death or disability, and one year after termination upon death or disability. Unless otherwise determined by the Plan Administrator, the exercise price of incentive stock options granted under the 1994 Plan must be equal to or greater than the fair market value of the Common Stock on the date of grant (110% of the fair market value, in the case of incentive stock options granted to persons who own more than 10% of the Common Stock). Upon exercise, the aggregate exercise price may be paid to the Company (i) in cash, (ii) upon approval of the Plan Administrator, by delivering to the Company shares of Common Stock previously held by such Optionee, or (iii) by complying with any other payment mechanism approved by the Plan Administrator from time to time. Unless otherwise provided by the Plan Administrator, options may not be transferred or assigned other than by will or laws of descent and distribution. The Plan Administrator may modify, amend or terminate the 1994 Plan, subject to shareholder approval if required to continue to meet the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule thereto.

     The Directors' Plan provides that non-employee directors of the Company in office as of the date the plan was adopted and persons who thereafter become non-employee directors of the Company shall be granted options to purchase 15,000 shares of Common Stock upon first becoming directors (or upon the effective date of the Directors' Plan in the case of non-employee directors who became directors prior to the effective date) ('initial options'), and thereafter shall annually be granted options ('annual options') to purchase 10,000 shares of Common Stock on the first business day following the Company's annual meeting for such year. Approximately four directors are currently eligible to participate in the Plan. The exercise price for options granted under the Directors' Plan is the fair market value of the Company's Common Stock on the date of grant. Initial options become exercisable on the first anniversary of the date of grant; annual options granted under the Directors' Plan become exercisable immediately upon grant. Options granted under the Directors' Plan expire on the earliest of 10 years from the date of grant, 18 months after a director's termination as a director of the Company for any reason other than death or disability, and one year after termination upon death or disability. Upon exercise, the exercise price may be paid (i) in cash, (ii) in shares of Common Stock or (iii) by the Company, withholding from the number of shares to be received on exercise that number of shares of Common Stock with a fair market value on the date of exercise equal to the aggregate exercise price of the option. Upon the occurrence of certain stock dividends, reorganizations, consolidations or similar transactions, options shall be adjusted to preserve the rights of optionees and the number of shares available under the Directors' Plan may automatically be increased or decreased proportionately. Unless otherwise specified in an option, options may not be transferred or assigned other than by will or laws of descent and distribution. The Company may modify, amend or terminate the Directors' Plan, subject to shareholder approval if required to continue to meet the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule thereto.

     As of March 2, 1998, the market value of a share of Common Stock was $15.875.

NEW PLAN BENEFITS

  1994 STOCK OPTION PLAN

     Set forth below are the benefits that will be received in fiscal year 1997 if the proposed amendments to the 1994 Plan are approved by the Stockholders.

                                                                           NUMBER OF SHARES
NAME AND POSITION                                                         UNDERLYING OPTIONS    OPTION EXERCISE PRICE
-----------------------------------------------------------------------   ------------------    ---------------------
David Margolese .......................................................               0                $     0
  Chairman and Chief Executive Officer
Robert D. Briskman ....................................................          57,500                $14.500
  Executive Vice President, Engineering and Operations
Andrew J. Greenebaum ..................................................          50,000                $17.125
  Executive Vice President and Chief Financial Officer
Keno V. Thomas ........................................................          25,000                $14.500
  Executive Vice President, Marketing                                            25,000                $17.125
Joseph Capobianco .....................................................          25,000                $14.500
  Executive Vice President, Content
All Executive Officers as a Group......................................         107,500                $14.500
                                                                                 75,000                $17.125
All Current Directors who are not Executive Officers
  as a Group...........................................................            --                   $--
All Employees who are not Executive Officers as a Group................          30,000             $2.00 - 14.50

FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN STOCK OPTION PLANS

     The following sets forth a summary of the principal federal income tax consequences of options granted under the 1994 Plan and Directors' Plan. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences. The provisions of the Code and the regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances. Each holder of an option under the 1994 Plan and Directors' Plan should consult his or her own accountant, legal counsel or other financial advisor regarding the tax consequences of participation in the 1994 Plan and Directors' Plan. This discussion is based on the Code as currently in effect.

     No income will be realized by an optionee upon grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying stock over the option exercise price (the 'Spread') at the time of exercise. The Spread will be deductible by the Company for federal income tax purposes subject to the possible limitations on deductibility under sections 280G and 162(m) of the Code of compensation paid to executives designated in those sections. The optionee's tax basis in the underlying shares acquired by exercise of a nonqualified stock option will equal the exercise price plus the amount taxable as compensation to the optionee. Upon sale of the shares received by the optionee upon exercise of the nonqualified stock option, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The optionee's holding period for shares acquired pursuant to the exercise of a nonqualified stock option will begin on the date of exercise of such option.

     Pursuant to currently applicable rules under section 16(b) of the Exchange Act, the grant of an option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under section 16 of the Exchange Act (a 'Section 16 Person') begins the six-month period of potential short-swing liability. The taxable event for the exercise of an option that has been outstanding at least six months ordinarily will be the date of exercise. If an option is exercised by a Section 16 Person within six months after the date of grant, however, taxation ordinarily will be deferred until the date which is six months after the date of grant, unless the person has filed a timely election pursuant to section 83(b) of the Code to be taxed on the date of exercise. The six month period of potential short-swing liability may be eliminated if the option grant (i) is approved in advance by the Company's board of directors (or a committee composed solely of two or more non-employee directors) or (ii) approved in advance, or subsequently ratified by the Company's shareholders, no later than the next annual meeting of shareholders. Consequently, the taxable event for the exercise of an option that satisfies either of the conditions described in clauses (i) or (ii) above will be the date of exercise.

     The payment by an optionee of the exercise price, in full or in part, with previously acquired shares will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the optionee upon the surrender of the previously acquired shares to the Company, and shares received by the optionee, equal in number to the previously surrendered shares, will have the same tax basis as the shares surrendered to the Company and will have a holding period that includes the holding period of the shares surrendered. The value of shares received by the optionee in excess of the number of shares surrendered to the Company will be taxable to the optionee. Such additional shares will have a tax basis equal to the fair market value of such additional shares as of the date ordinary income is recognized, and will have a holding period that begins on the date ordinary income is recognized.

     The Code requires that, for incentive stock option treatment, shares acquired through exercise of an incentive stock option cannot be disposed of before two years from the date of grant and one year from the date of exercise. Incentive stock option holders will generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the Spread will be an 'item of tax preference' which may give rise to 'alternative minimum tax' liability at the time of exercise. If the optionee does not dispose of the shares before two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both the holding periods are satisfied, no deduction will be allowable to the Company for federal income tax purposes in connection with the grant or exercise of the option. If, within two years of the date of grant or within one year from the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of such shares, the optionee will generally realize ordinary taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of initial exercise or the amount realized on the subsequent disposition, and such amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under sections 280G and 162(m) of the Code for compensation paid to executives designated in those sections.

                                 RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE 'FOR' THE AMENDMENTS TO THE 1994 STOCK OPTION PLAN AND 1994 DIRECTORS' NONQUALIFIED STOCK OPTION PLAN. UNLESS OTHERWISE INSTRUCTED, SIGNED PROXIES WHICH ARE RETURNED IN A TIMELY MANNER WILL BE VOTED IN FAVOR OF SUCH AMENDMENTS.

                          RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has appointed Coopers & Lybrand LLP as the Company's independent accountants for the year ended December 31, 1997. A proposal will be presented at the Annual Meeting to ratify the appointment of Coopers & Lybrand LLP as the Company's independent auditors. If the shareholders fail to ratify such selection by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting, other independent accountants will be considered by the Board of Directors upon recommendation by the Audit Committee. The Company has been advised that representatives of Coopers & Lybrand LLP will be present at the Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if they so desire.

                                 RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE 'FOR' RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1997. UNLESS OTHERWISE INSTRUCTED SIGNED PROXIES WHICH ARE RETURNED IN A TIMELY MANNER WILL BE VOTED IN FAVOR OF SUCH APPOINTMENT.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that set forth herein. If any other matter or matters are properly brought before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matter as recommended by the Board of Directors.

                                 ANNUAL REPORT

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS AMENDED, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER WHO SUBMITS A WRITTEN REQUEST THEREFOR ADDRESSED TO LAWRENCE F. GILBERTI, SECRETARY, CD RADIO INC., SIXTH FLOOR, 2175 K STREET N.W., WASHINGTON, D.C. 20037.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Company's next Annual Meeting of Stockholders must be received by the Company on or prior to January 4, 1999 to be eligible for inclusion in the Company's Proxy Statement and form of Proxy to be used in connection with the next Annual Meeting.

                               OTHER INFORMATION

     The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company.

                                          By Order of the Board of Directors,

                                          /s/ LAWRENCE F. GILBERTI

                                          LAWRENCE F. GILBERTI
                                          Secretary

New York, New York
March 25, 1998

                                                                      APPENDIX 1

                                 CD RADIO INC.

    This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on April 20, 1998.

    The undersigned hereby appoints David Margolese and Lawrence F. Gilberti, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of the Stockholders of the Company to be held on April 20, 1998 and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

1. ELECTION OF DIRECTORS:

            David Margolese, Robert D. Briskman, Lawrence F. Gilberti,
                    Joseph V. Vittoria and Ralph V. Whitworth

   [ ] FOR all nominees listed above
  (except as marked to the contrary)

   [ ] WITHHOLD AUTHORITY to vote for all the nominees listed

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

2. APPROVE AMENDMENTS TO THE 1994 STOCK OPTION PLAN AND 1994 DIRECTORS' NONQUALIFIED STOCK OPTION PLAN.

                   FOR  [ ]      AGAINST  [ ]      ABSTAIN  [ ]

             (Continued and to be dated and signed on other side.)

(Continued from other side)

3. RATIFY THE APPOINTMENT OF COOPERS & LYBRAND LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997.

                   FOR  [ ]      AGAINST  [ ]      ABSTAIN  [ ]

4. TO TAKE ACTION UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
   MEETING.

                   FOR  [ ]      AGAINST  [ ]      ABSTAIN  [ ]

    UNLESS OTHERWISE SPECIFIED IN THE SQUARE OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

    DO YOU INTEND TO ATTEND THE MEETING?      [ ] YES  [ ] NO

                                                  DATED: _________________, 1998
                                                  ______________________________
                                                              Signed
                                                  ______________________________
                                                      Please sign this proxy and
                                                  return it promptly whether or
                                                  not you expect to attend the
                                                  meeting. You may nevertheless
                                                  vote in person if you attend.
                                                  Please sign exactly as your
                                                  name appears herein. Give full
                                                  title if an Attorney,
                                                  Executor, Administrator,
                                                  Trustee, Guardian, etc. For an
                                                  account in the name of two or
                                                  more persons, each should
                                                  sign, or if one signs, he
                                                  should attach evidence of his
                                                  authority.

                          STATEMENT OF DIFFERENCES
                          ------------------------

The section symbol shall be expressed as..............................  'SS'